Exhibit (iii)

Fidelity Bond Premium Allocations

	Gross Assets
	(in millions	Percentage	Premium
	000,000 omitted)	Allocation	Allocation
Bond Portfolio	1,412.9	1.34%	$2,804.23
Bond Portfolio II	22.8	0.02%	$41.85
Boston Income Portfolio	5,538.6	5.24%	$10,965.80
CMBS Portfolio	33.8	0.03%	$62.78
Currency Income Advantage Portfolio	47.7	0.05%	$104.64
Eaton Vance California Municipal Income Trust	159.6	0.15%	$313.91
Eaton Vance Enhanced Equity Income Fund	542.6	0.51%	$1,067.28
Eaton Vance Enhanced Equity Income Fund II	672.9	0.64%	$1,339.33
Eaton Vance California Municipal Bond Fund	453.7	0.43%	$899.87
Eaton Vance California Municipal Bond Fund II	84.5	0.08%	$167.42
Eaton Vance Massachusetts Municipal Bond Fund	41.9	0.04%	$83.71
Eaton Vance Michigan Municipal Bond Fund	35.5	0.03%	$62.78
Eaton Vance Municipal Bond Fund	1,530.7	1.45%	$3,034.43
Eaton Vance Municipal Bond Fund II	223.3	0.21%	$439.47
Eaton Vance New Jersey Municipal Bond Fund	56.1	0.05%	$104.64
Eaton Vance New York Municipal Bond Fund	360.1	0.34%	$711.52
Eaton Vance New York Municipal Bond Fund II	56.6	0.05%	$104.64
Eaton Vance Ohio Municipal Bond Fund	52.6	0.05%	$104.64
Eaton Vance Pennsylvania Municipal Bond Fund	66.5	0.06%	$125.56
Eaton Vance Limited Duration Income Fund	2,945.2	2.79%	$5,838.66
Eaton Vance Massachusetts Municipal Income Trust	62.6	0.06%	$125.56
Eaton Vance Michigan Municipal Income Trust	46.8	0.04%	$83.71

	Gross Assets
	(in millions	Percentage	Premium
	000,000 omitted)	Allocation	Allocation
Eaton Vance Municipal Income Trust	469.1	0.44%	$920.79
Eaton Vance Municipal Income 2028 Term Trust	342.2	0.32%	$669.67
Eaton Vance National Municipal Opportunities Trust	383.5	0.36%	$753.38
Eaton Vance New Jersey Municipal Income Trust	99.7	0.09%	$188.34
Eaton Vance New York Municipal Income Trust	123.5	0.12%	$251.13
Eaton Vance Ohio Municipal Income Trust	65.6	0.06%	$125.56
Eaton Vance Pennsylvania Municipal Income Trust	57.8	0.05%	$104.64
Eaton Vance Risk-Managed Diversified Equity Income Fund	723.8	0.69%	$1,443.97
Eaton Vance Short Duration Diversified Income Fund	468.8	0.44%	$920.79
Eaton Vance Senior Floating-Rate Trust	882.7	0.84%	$1,757.88
Eaton Vance Senior Income Trust	435.6	0.41%	$858.01
Eaton Vance Tax-Advantaged Dividend Income Fund	1,992.3	1.89%	$3,955.22
Eaton Vance Floating-Rate Income Trust	976.4	0.92%	$1,925.29
Eaton Vance Floating Rate Income Plus Fund	222.0	0.21%	$439.47
Eaton Vance Tax-Advantaged Bond and Option Strategies Fund	144.2	0.14%	$292.98
Eaton Vance Tax-Advantaged Global Dividend Income Fund	1,721.8	1.63%	$3,411.12
Eaton Vance Tax-Advantaged Global Dividend Opportunities Fund	453.6	0.43%	$899.87
Eaton Vance Tax-Managed Buy-Write Income Fund	379.3	0.36%	$753.38
Eaton Vance Tax-Managed Buy-Write Opportunities Fund	915.6	0.87%	$1,820.66
Eaton Vance Tax-Managed Diversified Equity Income Fund	1,752.7	1.66%	$3,473.90
Eaton Vance Tax-Managed Global Buy-Write Opportunities Fund	1,254.9	1.19%	$2,490.32
Eaton Vance Tax-Managed Global Diversified Equity Income Fund	2,924.0	2.77%	$5,796.81
Emerging Markets Local Income Portfolio	270.7	0.26%	$544.10

	Gross Assets
	(in millions	Percentage	Premium
	000,000 omitted)	Allocation	Allocation
Eaton Vance Floating Rate Portfolio	10,448.9	9.89%	$20,696.90
Global Macro Absolute Return Advantage Portfolio	1,893.4	1.79%	$3,745.93
Global Macro Capital Opportunities Portfolio	109.5	0.10%	$209.27
Global Opportunities Portfolio	1,822.1	1.73%	$3,620.39
Government Obligations Portfolio	628.6	0.60%	$1,255.63
High Income Opportunities Portfolio	1,202.3	1.14%	$2,385.69
International Income Portfolio	253.5	0.24%	$502.25
Core Bond Portfolio	278.8	0.26%	$544.10
Short-Term U.S. Government Portfolio	387.6	0.37%	$774.30
Stock Portfolio	296.8	0.28%	$585.96
Growth Portfolio	308.9	0.29%	$606.89
Large-Cap Value Portfolio	3,455.1	3.27%	$6,843.16
MSAM Completion Portfolio	13.2	0.01%	$20.93
MSAR Completion Portfolio	81.6	0.08%	$167.42
Senior Debt Portfolio	7,430.3	7.04%	$14,732.68
Short Duration High Income Portfolio	57.2	0.05%	$104.64
SMID-Cap Portfolio	6,196.2	5.87%	$12,284.21
Greater India Portfolio	259.2	0.25%	$523.18
Global Macro Portfolio	4,656.2	4.41%	$9,228.85
Tax-Managed Growth Portfolio	10,214.1	9.67%	$20,236.51
Tax-Managed International Equity Portfolio	70.1	0.07%	$146.49
Tax-Managed Multi-Cap Growth Portfolio	120.2	0.11%	$230.20
Tax-Managed Small-Cap Portfolio	167.6	0.16%	$334.83

	Gross Assets
	(in millions	Percentage	Premium
	000,000 omitted)	Allocation	Allocation
Tax-Managed Global Small-Cap Portfolio	38.0	0.04%	$83.71
Tax-Managed Value Portfolio	688.5	0.65%	$1,360.26
Dividend Builder Portfolio	988.4	0.94%	$1,967.15
Worldwide Health Sciences Portfolio	1,778.9	1.68%	$3,515.75
Eaton Vance Institutional Emerging Markets Debt Fund	46.8	0.04%	$83.71
Eaton Vance Atlanta Capital Focused Growth Fund	135.4	0.13%	$272.05
Eaton Vance Atlanta Capital Select Equity Fund	103.2	0.10%	$209.27
Eaton Vance Focused Growth Opportunities Fund	136.2	0.13%	$272.05
Eaton Vance Focused Value Opportunities Fund	54.6	0.05%	$104.64
Eaton Vance Global Natural Resources Fund	4.8	0.00%	$0.00
Eaton Vance Greater China Growth Fund	97.2	0.09%	$188.34
Eaton Vance Hexavest Emerging Markets Equity Fund	4.9	0.00%	$0.00
Eaton Vance Hexavest Global Equity Fund	63.3	0.06%	$125.56
Eaton Vance Hexavest International Equity Fund	9.5	0.01%	$20.93
Eaton Vance Richard Bernstein All Asset Strategy Fund	470.7	0.45%	$941.72
Eaton Vance Richard Bernstein Equity Strategy Fund	955.4	0.90%	$1,883.44
Eaton Vance Richard Bernstein Market Opportunities Fund	25.1	0.02%	$41.85
Parametric Tax-Managed Emerging Markets Fund	3,155.2	2.99%	$6,257.20
Arizona Municipal Income Fund	62.7	0.06%	$125.56
California Municipal Opportunities Fund	153.2	0.15%	$313.91
Connecticut Municipal Income Fund	87.9	0.08%	$167.42
Georgia Municipal Income Fund	67.3	0.06%	$125.56
Maryland Municipal Income Fund	65.1	0.06%	$125.56

	Gross Assets
	(in millions	Percentage	Premium
	000,000 omitted)	Allocation	Allocation
Massachusetts Municipal Income Fund	163.9	0.16%	$334.83
Minnesota Municipal Income Fund	121.5	0.12%	$251.13
Missouri Municipal Income Fund	71.8	0.07%	$146.49
National Municipal Income Fund	3,184.5	3.02%	$6,319.98
Municipal Opportunities Fund	326.0	0.31%	$648.74
New Jersey Municipal Income Fund	166.0	0.16%	$334.83
New York Municipal Income Fund	381.4	0.36%	$753.38
North Carolina Municipal Income Fund	116.7	0.11%	$230.20
Ohio Municipal Income Fund	164.5	0.16%	$334.83
Oregon Municipal Income Fund	117.1	0.11%	$230.20
Pennsylvania Municipal Income Fund	222.7	0.21%	$439.47
South Carolina Municipal Income Fund	116.9	0.11%	$230.20
Virginia Municipal Income Fund	80.1	0.08%	$167.42
Eaton Vance Floating-Rate Municipal Income Fund	166.8	0.16%	$334.83
Massachusetts Limited Maturity Municipal Income Fund	61.1	0.06%	$125.56
National Limited Maturity Municipal Income Fund	663.2	0.63%	$1,318.41
New York Limited Maturity Municipal Income Fund	89.8	0.09%	$188.34
High Yield Municipal Income Fund	980.3	0.93%	$1,946.22
Eaton Vance TABS Short-Term Municipal Bond Fund	517.0	0.49%	$1,025.43
Eaton Vance TABS Intermediate-Term Municipal Bond Fund	398.1	0.38%	$795.23
Eaton Vance TABS 5-15 Year Laddered Municipal Bond Fund	67.2	0.06%	$125.56
Eaton Vance TABS 1-10 Year Laddered Municipal Bond Fund	6.5	0.01%	$20.93
Eaton Vance TABS 10-20 Year Laddered Municipal Bond Fund	5.1	0.00%	$0.00

	Gross Assets
	(in millions	Percentage	Premium
	000,000 omitted)	Allocation	Allocation
Eaton Vance AMT-Free Municipal Income Fund	345.1	0.33%	$690.59
Eaton Vance Core Plus Bond Fund	44.6	0.04%	$83.71
Global Dividend Income Fund	394.3	0.37%	$774.30
Parametric Global Small-Cap Fund	6.0	0.01%	$20.93
Parametric Dividend Income Fund	3.5	0.00%	$0.00
Parametric Emerging Markets Fund	3,535.5	3.35%	$7,010.58
Parametric Emerging Markets Core Fund	8.5	0.01%	$20.93
Parametric International Equity Fund	109.0	0.10%	$209.27
Parametric Commodity Strategy Fund	102.8	0.10%	$209.27
Eaton Vance Tax-Managed Global Dividend Income Fund	865.3	0.82%	$1,716.02
Eaton Vance Commodity Strategy Fund	102.2	0.10%	$209.27
Parametric Absolute Return Fund	25.9	0.02%	$41.85
Eaton Vance Real Estate Fund	25.4	0.02%	$41.85
Eaton Vance Hedged Stock Fund	40.2	0.04%	$83.71
Eaton Vance Small-Cap Fund	106.7	0.10%	$209.27
Eaton Vance Special Equities Fund	46.9	0.04%	$83.71
Eaton Vance Global Small-Cap Fund	35.4	0.03%	$62.78
Eaton Vance VT Bond Fund	17.5	0.02%	$41.85
Eaton Vance VT Floating-Rate Income Fund	557.5	0.53%	$1,109.14
Eaton Vance VT Large-Cap Value Fund	4.5	0.00%	$0.00
Totals	$ 105,615.50	100.00%	$209,271.00